UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 21, 2024

BAIN CAPITAL PRIVATE CREDIT
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37 TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617)
516-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01
Entry into a Material Definitive Agreement
On August 21, 2024, Bain Capital Private Credit (the “Fund”) entered into a revolving credit facility (the “Revolving Credit Facility”) with the Fund as Servicer and as Parent, BCPC
II-J,
LLC as Borrower (the “Borrower”), the lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent (“JPMorgan”), and Deutsche Bank National Trust Company, as Collateral Administrator, Collateral Agent and Securities Intermediary. Capitalized terms used but not defined herein shall have the meanings set forth in the loan and security agreement (the “Loan and Security Agreement”).
The maximum commitment amount under the Revolving Credit Facility is $150,000,000. On February 21, 2025, subject to the satisfaction of certain conditions, the maximum commitment amount under the Revolving Credit Facility will increase to $200,000,000. Proceeds of the borrowings under the Revolving Credit Facility may be used, among other things, to (i) fund portfolio investments by the Borrower and to make advances under delayed draw term loans and revolving loans where the Borrower is a lender. Borrowings under the Revolving Credit Facility accrue interest at a rate per annum equal to the floating rate applicable to the currency of such borrowings (which, for U.S. dollar-denominated borrowings, is three-month term SOFR), plus an applicable margin of 2.30%. The Borrower is required to utilize a minimum percentage of the commitments under the Revolving Credit Facility, with unused amounts below such minimum utilization amount accruing a fee at a rate equal to the applicable margin for U.S. dollar advances as described above. The Borrower pays a commitment fee of 0.50% per annum on the average daily unused amount of the commitments under the Revolving Credit Facility, in addition to an administrative agency fee and certain other fees as agreed between the Borrower and JPMorgan.
The period during which the Borrower may make borrowings under the Revolving Credit Facility expires on August 21, 2027, and the Revolving Credit Facility will mature and all amounts outstanding must be repaid by August 21, 2029.
The Revolving Credit Facility includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature. Upon the occurrence and during the continuation of an event of default, JPMorgan may declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.
The Borrower’s obligations under the Revolving Credit Facility are secured by a first priority security interest in all of the Borrower’s portfolio investments and cash.
The description above is only a summary of the material provisions of the Revolving Credit Facility and is qualified in its entirety by reference to a copy of the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K
and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)
Exhibits.

10.1*	Loan and Security Agreement, dated August 21, 2024 by and among Bain Capital Private Credit, as Servicer and as Parent, BCPC II-J, LLC, as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent and Deutsche Bank National Trust Company, as Collateral Administrator, Collateral Agent and Securities Intermediary

104	Cover page interactive data file (formatted as Inline XBRL)

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Private Credit has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date: August 26, 2024	By:	/s/ Jessica Yeager
	Name:	Jessica Yeager
	Title:	Secretary

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